EXHIBIT 10.2.6


                    FIFTH AMENDMENT TO BAREBOAT CHARTER PARTY

         THIS FIFTH AMENDMENT TO BAREBOAT CHARTER PARTY, made as of this 30th day of March 2001, (hereinafter referred to as the "Fifth Amendment") by and between Kadampanattu Corp. ("K Corp") and Trailer Bridge, Inc., ("Trailer Bridge").

         WHEREAS, in February, 1992 K Corp and Trailer Bridge entered into two
(2) identical Bareboat Charter Party agreements for the vessels JAX-SAN JUAN BRIDGE and SAN JUAN-JAX BRIDGE; and

         WHEREAS, such Bareboat Charter Party agreements were extended each year for an additional year; and

         WHEREAS, in December, 1994 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to March 1, 1997; and

         WHEREAS, in October, 1995 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements until the later of March 1, 1997 and the date upon which the Construction and Term Loan Agreement between K Corp and The First National Bank of Boston terminates and all Loans and other obligations thereunder have been indefeasibly and irrevocably repaid in full, in cash, and

         WHEREAS, in March, 1997 K Corp and Trailer Bridge entered into an amendment to extend such Bareboat Charter Party agreements to at least September 1, 2010.

         WHEREAS, in June, 1997 K Corp and Trailer Bridge entered into an amendment to reduce the daily charter rate under such Bareboat Charter Party agreements.

         In consideration of the mutual covenants and agreements to be kept and performed on the part of said parties hereto, respectively as herein stated, K Corp and Trailer Bridge hereby agree, that each of the Bareboat Charter Parties shall be further amended as follows:

         2. Amendment to section entitled "Period". The section entitled "Period" of each Bareboat Charter Party is hereby amended by adding the following paragraph: " So long as this Charter Party is in effect under this section, Trailer Bridge, Inc. shall pay to K Corp. the daily rate required under the section entitled HIRE. However, at Trailer Bridge's option payments to K Corp. may be made on a monthly basis in arrears. Daily Hire shall be deferred for the period between April 1, 2001 and August 15, 2001 until April 1, 2002 and August 15, 2002. Notwithstanding anything contained herein, unless a payment default is existing and continuing for a period exceeding thirty (30) days following notice by K Corp. of such default, Trailer Bridge shall enjoy quiet enjoyment of the Vessel. Charter hire for the period of January 1, 2001 through and including March 31, 2001 has been forgiven and no amounts are owed under this Charter Party for such period. In the event of a default, Trailer Bridge, Inc. shall remain liable for such daily rate regardless of whether the Charter Party has been terminated and the vessel returned to K Corp., unless in connection with its demand for redelivery of the vessel, K Corp. elects to have the present value of the remaining charter hire due and payable at the time of redelivery of the vessel. In that event, K Corp. shall notify Trailer Bridge of such election


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         and Trailer Bridge shall pay K Corp upon delivery of the vessel the present value (calculated at a discount rate equal to the then average interest rate for Treasury obligations having a maturity equal to approximately one-half the remaining term of the Charter Party
         Period plus 2%) of all charter hire payments calculated at the daily rate due during the remainder of the Charter Party Period."

         31. DEFAULT. Add the following paragraph:

         Notwithstanding anything contained herein, unless a payment default is existing and continuing for a period exceeding thirty (30) days following notice by K Corp. of such default, Trailer Bridge shall enjoy quiet enjoyment of the Vessel.

         35. Cross Default. Deleted in its entirety.

         37. Payment. Deleted in its entirety.


         IN WITNESS WHEREOF, K Corp. and Trailer Bridge have caused this Fifth Amendment to be executed as of the date and year first above written.


                                       KADAMPANATTU CORP.


                                       /s/ John D. McCown
                                       ------------------------
                                       By: John D. McCown
                                       President


                                       TRAILER BRIDGE, INC.


                                       /s/ John D. McCown
                                       ------------------------
                                       By: John D. McCown
                                       Chairman




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